                                                                   Exhibit 10.65


                        FIRST AMENDMENT TO LOAN AGREEMENT
                                     BETWEEN
                  ARRIS PHARMACEUTICAL CORPORATION, AS BORROWER
                                       AND
                     THE SUMITOMO BANK, LIMITED, AS A LENDER
                                       AND
                        SILICON VALLEY BANK, AS A LENDER
                                       AND
                      THE SUMITOMO BANK, LIMITED, AS AGENT


      THIS FIRST AMENDMENT TO LOAN AGREEMENT (the "First Amendment") is made and entered into as of January 8, 1998 by and between ARRIS PHARMACEUTICAL CORPORATION, a Delaware corporation ("Arris" or the "Borrower") and THE SUMITOMO BANK, LIMITED, a Japanese banking corporation and SILICON VALLEY BANK, a California banking corporation (collectively "Lenders" and individually a "Lender") and THE SUMITOMO BANK, LIMITED, as agent for the Lenders (in such capacity, the "Agent").

                                    RECITALS:

      A. The Borrower, the Lender and the Agent entered into that certain loan agreement dated September 29, 1997 (the "Loan Agreement"). Any capitalized terms which are not defined herein shall have the meaning ascribed to such capitalized terms in the Loan Agreement.

      B. Pursuant to the Loan Agreement, the Lenders together agreed to make a loan to Arris in the aggregate principal amount of Twenty Million Dollars ($20,000,000) with the sum Eleven Million Eight Hundred Thousand and No/100 Dollars ($11,800,000) being the initial loan disbursement under the Loan Agreement.

      C. Sequana Therapeutics, Inc., a California corporation ("Sequana") and The Sumitomo Bank, Limited, a Japanese banking corporation ("Sumitomo") entered into that certain loan agreement dated October 23, 1996 (the "Sequana Loan Agreement").

      D. Pursuant to the Sequana Loan Agreement, Sumitomo agreed to make a loan to Sequana in the aggregate principal amount of Seven Million Dollars ($7,000,000).

      E. Sequana has reached an agreement with Arris pursuant to which Beagle Acquisition Sub, Inc., a California corporation and wholly owned subsidiary of Arris formed solely to effect the merger transaction, will merge with and into Sequana pursuant to the terms of a Reorganization Agreement (the "Merger"). Pursuant to the Merger, Sequana will be the surviving corporation and Sequana will become a wholly owned subsidiary of Arris. Pursuant to the Loan Agreement, Arris has requested that the Lenders and the Agent consent to the Merger. The Lenders and the Agent are is willing to consent to the Merger provided that certain modifications to the Loan Agreement are made, including without limitation that the Loan Agreement and Sequana Loan Agreement provide for cross-trigger events and cross-default events.


                                       1.
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      F.    As a consequence of the proposed Merger, the Lenders, the Agent and the Borrower desire to make certain modifications to the Loan Agreement which shall become effective on the Effective Date (as defined in Section 1 below). After the Effective Date, the Borrower, the Lenders and the Agent intend that the Loan Agreement together with this First Amendment be construed together as one fully integrated agreement.

      IN CONSIDERATION of the Recitals, the mutual covenants contained herein, and other good and valuable consideration, the Lenders, the Agent and the Borrower agree as follows:

                                    AGREEMENT

      1. The effective date ("Effective Date") of this First Amendment shall be the date that the Merger is consummated and Sequana becomes a wholly owned subsidiary of Arris.

      2. Borrower hereby unconditionally reaffirms each and all of its obligations under the Loan Agreement, the Note, the Restricted Account and Security Agreement, the Collateral Bailment Agreement, the Irrevocable Instructions and Power of Attorney, the Custodian Agreement and each of the other Loan Documents. Without limiting the generality of the foregoing, Borrower hereby reaffirms its promise to pay the indebtedness evidenced by the Note and Loan Agreement and to perform each and all of the conditions and covenants required to be performed by Borrower pursuant to the Note, the Loan Agreement and other Loan Documents. By executing this First Amendment, Borrower acknowledges and covenants that, as of the Effective Date, Borrower has no defenses, claims, counterclaims, causes of action or rights of setoff of any kind or nature whatsoever against the Lenders or the Agent with respect to or arising out of or relating to the Loan, the Note, the Loan Agreement or any of the other Loan Documents.

      3. From and after the Effective Date the following provisions shall apply: This First Amendment and the Loan Agreement shall be construed together as one fully integrated agreement. Except as specifically amended by this First Amendment, the terms of the Loan Agreement and other Loan Documents shall remain unaltered and in full force and effect in accordance with their original terms and conditions. Any references to the Loan Agreement contained in the Note, Restricted Account and Security Agreement, the Collateral Bailment Agreement, the Irrevocable Instructions and Power of Attorney, the Custodian Agreement or any of the other Loan Documents shall be deemed to refer to the Loan Agreement as amended by this First Amendment.

      4. The effectiveness of this First Amendment and the obligations of the Lenders and the Agent hereunder shall be subject to the following conditions precedent:

            (a) the Borrower will have executed and delivered to the Lenders and the Agent this First Amendment;

            (b) no Event of Default (after giving effect to the amendments contemplated in this First Amendment) shall have occurred, and be continuing, under the Loan Agreement;


                                       2.
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            (c)   the Agent shall have received reimbursement from Borrower of all costs and expenses incurred by the Agent and/or the Lenders in connection with this First Amendment, including without limitation, the Agent's and/or the Lenders' legal fees and expenses incurred in connection with the negotiation and preparation of this First Amendment and any other fees and expenses of the Agent and/or the Lenders for UCC searches or filing fees.

            (d) the Borrower will have delivered to the Agent the following, in a form and in substance acceptable to the Agent:

                  (i) a copy of the certificate of incorporation of Arris certified by the Secretary of State of Delaware;

                  (ii) a copy of the bylaws of the Borrower certified by its Secretary;

                  (iii) a copy of resolutions of the Board of Directors of the Borrower authorizing the execution, delivery and performance by the Borrower of this First Amendment and the reaffirmation of all obligations under the Loan Documents, certified by the Secretary of the Borrower;

                  (iv) a good standing certificate for the Borrower, dated as of the date not more than ten (10) days prior to the Effective Date of this First Amendment from the Secretary of State of the State of Delaware;

                  (v) an incumbency certificate with respect to the officers of the Borrower, certified by the Secretary; and

                  (vi) evidence that Borrower is qualified to do business in the State of California and is in good standing as a foreign corporation.

            (e) counsel to the Borrower (which may be in-house general counsel) will have delivered to the Agent, for the benefit of Agent and the Lenders, such counsel's legal opinion as to the due organization, existence and qualification to do business, and good standing of the Borrower, due authorization, execution and enforceability of this First Amendment, the Loan Agreement and the other Loan Documents, the absence of pending and threatened litigation, the non-contravention of other documents, instruments, laws and regulations, and such other matters that the Agent may reasonably require, in form and substance reasonably satisfactory to the Agent.

            (f) Sequana will have executed and delivered to Sumitomo a First Amendment to the Sequana Loan Agreement in a form and substance satisfactory to Sumitomo.

            (g) The Merger shall have been consummated and Sequana shall have become a wholly owned subsidiary of Arris.

      5. Borrower hereby represents and warrants that all representations and warranties contained in the Loan Agreement are true and correct as of the date of execution hereof.


                                       3.
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      6.    From and after the Effective Date, Section 5.10 is amended and restated in its entirety to read as follows:

                  "SECTION 5.10. FINANCIAL COVENANTS. The Borrower, on a
            consolidated basis with Borrower's Affiliates other than Sequana Therapeutics, Inc., a California corporation ("Sequana") or Sequana's subsidiaries, shall at all times maintain:

                  (i) A maximum ratio of Total Debt to Net Worth, as calculated on a quarterly basis of 0.5:1;

                  (ii) A minimum Current Ratio, as calculated on a quarterly basis, of 1.5:1.0,

                  (iii) A minimum Net Cash Level equal to the then outstanding principal balance due under the Note plus the greater of (x) Ten Million Dollars ($10,000,000) and (y) two (2) times the preceding six (6) months Actual Cash Burn; and

                  (iv) A minimum Net Worth, as calculated at the end of each fiscal quarter, of more than Twenty Million Dollars ($20,000,000).

The failure of the Borrower to maintain any of the covenants set forth in this
Section 5.10(i)-(iv) and/or the failure of Borrower to maintain the covenants set forth in Section 5.12 and/or the failure of Sequana to maintain any of the covenants set forth in Section 5.10 of that certain loan agreement dated as of October 23, 1996 by and among Sequana and The Sumitomo Bank, Limited, a Japanese banking corporation, as lender, as it may be amended from time to time (the "Sequana Loan Agreement") and/or the occurrence of an Event of Default under
Section 8.1 of this Agreement shall be a "Trigger Event.""

      7. From and after the Effective Date, new Section 5.12 shall be applicable and read as follows:

                  "5.12 MAINTENANCE OF SEPARATE CORPORATE EXISTENCE. For
            purposes of Borrower's preparing an internal annual report under
            Section 6.1, the quarterly reports under Section 6.2, the cash and covenant reports required under Section 6.4 and determining Borrower's compliance with the financial covenants set forth in Sections 5.10(i) through 5.10(iv), Borrower shall maintain its own financial statements, balance sheets, income statements, statements of cash flow and other books and records separate from the financial statements, books and records of Sequana; provided, however, that such reports and such separate financial statements, balance sheets, income statements, statements of cash flow and other books and records of Borrower may be internally prepared by Borrower and need not be audited by Borrower's outside auditors; provided, further, that Borrower's outside accountant audited annual reports under
            Section 6.1 and Borrower's public reports under Section 6.3 may be prepared by Borrower on a consolidated basis with Sequana and Sequana's and Borrower's respective Affiliates. All of Borrower's assets, including Borrower's Cash and Cash Equivalents, and all of


                                       4.
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            Borrower's liabilities shall be maintained separate from, and not commingled or consolidated with, the assets or liabilities of Sequana. Borrower shall maintain its own corporate existence and shall not consolidate with, merge into or convey or transfer its properties substantially as an entirety to any Affiliate (including, without limitation, Sequana) without the Lenders' prior written consent."

      8. From and after the Effective Date, Section 8.1 is amended and restated in its entirety to read as follows:

                  "SECTION 8.1. EVENTS OF DEFAULT. If any one or more of the following events ("Event of Default") shall occur and be continuing, the entire unpaid balance of the principal of and interest on the Note and all other obligations and Indebtedness of the Borrower to the Lenders arising hereunder and under the other Loan Documents will (i) in the case of any Event of Default of the types referred to in subparagraph (f) hereinbelow, immediately become due and payable without notice and (ii) in the case of any other Event of Default, immediately become due and payable upon written notice to that effect given to the Borrower by the Agent, without presentment or demand for payment, notice of non-payment, protest or further notice or demand of any kind, all of which are expressly waived by the Borrower. Upon an Event of Default, the Agent and/or the Lenders shall have the rights and remedies provided for herein and in the other Loan Documents and under applicable law and in equity, and the rights and remedies provided for herein shall be cumulative and in addition to the rights and remedies provided for therein. Each of the following shall constitute an Event of Default:

                  (a)   Failure by the Borrower to make any payment within five
            (5) days of when due of any amount payable under the Loan Documents.

                  (b) Failure by the Borrower to make any mandatory payments under any borrowing agreement (other than the Loan Documents) to which the Borrower is a party within any applicable grace period provided in such agreement or any other default by the Borrower under any such borrowing agreement and the failure of the Borrower to cure such default within any applicable grace period, provided that no Event of Default will be deemed to have occurred under this paragraph (b) with respect to any indebtedness under any borrowing agreement if payment of such indebtedness, after notice thereof having been given to the Agent, is being contested by the Borrower in good faith and by appropriate proceedings and such contest operates to prevent the other party to such agreement from exercising its remedies against the Borrower or any of its properties, or if such other party has agreed in writing not to exercise its remedies against the Borrower or any of its properties, and, in any case, the amount in dispute is in the aggregate less than $100,000.

                  (c) Failure by the Borrower to perform or observe any term, condition or covenant set forth in Section 2.6.


                                       5.
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                  (d)   Failure by the Borrower to perform or observe any
            material term, condition or covenant of this Agreement or of any of the Loan Documents (other than the covenants set forth in Section 5.10(i) through 5.10(iv) which shall constitute a Trigger Event and not an Event of Default) which failure (other than a failure which by its nature is not capable of cure and other than a failure to perform or observe any term, condition or covenant referred to or set forth in Subparagraphs (a), (b) and (c) hereinabove) is not cured within thirty (30) days of the occurrence thereof.

                  (e) Any representation or warranty made in writing in any of the Loan Documents or in connection with the making of the Loan or a certificate, statement or report made or delivered in compliance with this Agreement, will have been false or misleading in any material respect when made or delivered.

                  (f) The Borrower makes an assignment for the benefit of creditors, files a petition for bankruptcy, petitions or applies to any tribunal for the appointment of a receiver, custodian, or any trustee for it or a substantial part of its assets, or commences any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or there will have been filed any such petition or application, or any such proceeding has been commenced against it, which remains undismissed for a period of sixty (60) days or more; or any order for relief is entered in any such proceeding; or the Borrower by any act or omission indicates its consent to, approval of or acquiescence in any such petition, application or proceeding or the appointment of a custodian, receiver or any trustee for it or any substantial part of any of its properties; or the Borrower suffers any custodianship, receivership or trusteeship to continue undischarged for a period of sixty (60) days or more.

                  (g) Any single judgment of $100,000 or more or a combination of unsecured judgments aggregating $100,000 or more against the Borrower not covered by insurance or any attachment or levy of execution against any substantial part of the Borrower's properties for any amount (not covered by insurance) remains unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of thirty (30) days or more.

                  (h) Any Loan Document ceases to be in full force and effect in all material respects for any reason (other than due to the payment in full of all amounts secured or evidenced thereby or due to discharge in writing by the Agent).

                  (i) After the occurrence of a Trigger Event under Section 5.10, the failure of the Borrower and/or the Account Holder to make the requisite transfer to the Custodian Account as provided in
            Section 5.11 such that, not later than 5:00 P.M. in New York, New York on the first Business Day following the occurrence of the Trigger Event, the Restricted Account Balance equals or exceeds the Required Restricted Account Balance.


                                       6.
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                  (j)   Upon the occurrence of a Trigger Event under Section
            5.10, the failure of the Borrower to execute and deliver, or cause to be executed and delivered, any additional documents reasonably requested by the Agent in connection with the transfer by the Borrower and/or Account Holder to the Custodian Account as provided in Section 5.11 (including without limitation any additional documents reasonably requested by the Agent in order to further implement or perfect the pledge of assets held in the Custodian Account).

                  (k) Failure by the Borrower to comply in any material respect with its "Investment Policy", for investment of all Cash and Cash Equivalents or the Borrower's making a material change to such investment policy without the Agent's prior written approval, which approval shall not be unreasonably withheld.

                  (l) After the occurrence of a Trigger Event and the initial transfer to the Custodian Account as provided in Section 5.11, the failure of the Borrower and/or the Account Holder to make, within two Business Days following the request of the Agent, such additional transfers to the Custodian Account as may be necessary, from time to time, to increase the Restricted Account Balance so that it equals the Required Restricted Account Balance.

                  (m) The failure by the Borrower, at any time, to maintain a Net Cash Level equal to the sum of (i) the then outstanding principal balance under the Note plus (ii) the greater of (x) Six Million Dollars ($6,000,000) or (y) two (2) times the amount of the preceding four (4) months Actual Cash Burn.

                  (n) The occurrence of an "Event of Default" under the Sequana Loan Agreement, as defined in Section 8.1 of the Sequana Loan Agreement.

                  (o) After the Closing Date, a material adverse change in the business or financial condition of the Borrower occurs."

      9. CONSENT TO MERGER. In consideration of this First Amendment, the Agent and each of the Lenders hereby consent to the Merger.

      10.   MISCELLANEOUS.

            (a) This First Amendment shall be governed by, construed and interpreted in accordance with the laws of the State of California without reference to its conflict of laws rules.


                                       7.
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            (b)   This First Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Loan Agreement to be duly executed as of date first above written.


                               ARRIS PHARMACEUTICAL CORPORATION,
                               as Borrower



                               By: /s/ FRED RUEGSEGGER
                                   ---------------------------------------------
                               Name: Fred Ruegsegger
                                     -------------------------------------------
                               Title: Chief Financial Officer and Vice President
                                      ------------------------------------------


                               THE SUMITOMO BANK, LIMITED,
                               as Agent and as a Lender



                               By: /s/ CAROLE A. DALEY
                                   ---------------------------------------------
                               Name: Carole A. Daley
                                     -------------------------------------------
                               Title: Vice President and Manager
                                      ------------------------------------------


                               By: /s/ J. WILLIAM BLOORE
                                   ---------------------------------------------
                               Name: J. William Bloore
                                     -------------------------------------------
                               Title: Vice President
                                      ------------------------------------------


                               SILICON VALLEY BANK,
                               as a Lender



                               By: /s/ BARRY REAGAN
                                   ---------------------------------------------
                               Name: Barry Reagan
                                     -------------------------------------------
                               Title: Vice President
                                      ------------------------------------------


                                       8.